MogulREIT II, Inc.

Explanatory Note

This Post-Qualification Amendment to the offering statement on Form 1-A (the “Amendment”) of MogulREIT II, Inc. (the “Company”) is being filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, solely for the purpose of filing certain exhibits as indicated in Part III of this Amendment. This Amendment does not modify any provision of the offering circular that forms a part of the offering statement. Accordingly, the offering circular has been omitted.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1*	Form of Distribution Agreement between RM Sponsor, LLC and North Capital Private Securities Corporation (incorporated by reference to Exhibit 1.1 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017)

2.1*	Articles of Amendment and Restatement of MogulREIT II, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Offering Statement on Form 1-A/A (File No. 024-10713) filed August 4, 2017)

2.2*	Amended and Restated Bylaws of MogulREIT II, Inc. (incorporated by reference to Exhibit 2.3 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017)

4.1*	Form of Subscription Agreement ((incorporated by reference to Exhibit 4.1 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017)

4.2*	Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.2 of the Company’s Offering Statement on Form 1-A POS (File No. 024-10713) filed August 31, 2018)

6.1*	Form of Management Agreement between MogulREIT II, Inc. and RM Adviser, LLC (incorporated by reference to Exhibit 6.1 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017)

6.2**	Amendment to Management Agreement between MogulREIT II, Inc. and RM Adviser, LLC

6.3*	Form of Agreement of Limited Partnership of MogulREIT II Operating Partnership, L.P. License Agreement between MogulREIT II, Inc. and Realty Mogul, Co. (incorporated by reference to Exhibit 6.2 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017)

6.4*	Form of License Agreement between MogulREIT II, Inc. and Realty Mogul, Co. (incorporated by reference to Exhibit 6.3 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017)

6.5*	Master Technology and Services Agreement among RM Technologies, LLC, RM Sponsor, LLC and MogulREIT II, Inc. License Agreement between MogulREIT II, Inc. and Realty Mogul, Co. (incorporated by reference to Exhibit 6.6 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017

10.1*	Power of Attorney of Flynann Janisse and Louis S. Weeks License Agreement between MogulREIT II, Inc. and Realty Mogul, Co. (incorporated by reference to the signature page of the Company’s Offering Statement on Form 1-A/A (File No. 024-10713) filed August 31, 2018)

11.1*	Consent of Morris, Manning & Martin, LLP (incorporated by reference to Exhibit 11.4 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017

11.2*	Consent of Venable LLP (incorporated by reference to Exhibit 12.1 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017)

11.3*	Consent of CohnReznick LLP, Independent Auditors (incorporated by reference to Exhibit 11.3 of the Company’s Offering Statement on Form 1-A POS (File No. 024-10713) filed October 17, 2019)

11.4*	Opinion of Morris, Manning and Martin, LLP (incorporated by reference to Exhibit 11.4 of the Company’s Offering Statement on Form 1-A (File No. 024-10713) filed June 28, 2017)

12.1*	Opinion of Venable LLP incorporated by reference to Exhibit 12.1 of the Company’s Offering Statement on Form 1-A/A (File No. 024-10713) filed August 4, 2017)

15.1*	Draft offering statement previously submitted by or on behalf of the issuer pursuant to rule 252(d) (incorporated by reference to the Company’s Offering Statement on Form DOS (File No. 024-10713) filed March 8, 2017)

15.2*	Non-public correspondence submitted by or on behalf of the issuer pursuant to Rule 252(d) (incorporated by reference to Exhibit 15.2 of the Company’s Offering Statement on Form 1-A/A (File No. 024-10713) filed July 7, 2017)

15.3*	Draft amended offering statement previously submitted by or on behalf of the issuer pursuant to Rule 252(d) (incorporated by reference to the Company’s Offering Statement on Form DOS/A (File No. 024-10713) filed May 8, 2017)

15.4*	Non-public correspondence submitted by or on behalf of the issuer pursuant to Rule 252(d) (incorporated by reference to Exhibit 15.4 of the Company’s Offering Statement on Form 1-A/A (File No. 024-10713) filed July 7, 2017)

15.5*	Non-public correspondence submitted by or on behalf of the issuer pursuant to Rule 252(d) (incorporated by reference to Exhibit 15.5 of the Company’s Offering Statement on Form 1-A/A (File No. 024-10713) filed July 7, 2017)

*Previously filed.

**Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on December 20, 2019.

MogulREIT II, Inc.

By:	/s/ Jilliene Helman
Name:	Jilliene Helman
Title:	Chief Executive Officer

This offering statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jilliene Helman	Chief Executive Officer, Chief Financial Officer and Secretary and Director	December 20, 2019
Jilliene Helman	(Principal Executive, Principal Financial Officer and Principal Accounting Officer)

*	Director	December 20, 2019
Flyann Janisse

*	Director	December 20, 2019
Louis S. Weeks III

*By:	/s/ Jilliene Helman
Jilliene Helman, Chief Executive
Officer, Attorney-in-fact